Exhibit 3.307

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

NOVEMBER 2, 2012

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

Trestle Park Carting, Inc.

I, Carol Aichele, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct copy of

1 ARTICLES OF INCORPORATION filed on September 26, 1986

2 CHANGE OF REGISTERED OFFICE – Domestic filed on October 17, 2006

3 ARTICLES OF AMENDMENT-BUSINESS filed on October 25, 2006

4 CHANGE OF REGISTERED OFFICE – Domestic filed on February 5, 2010

5 CHANGE OF REGISTERED OFFICE – Domestic filed on October 25, 2012 which appear of record in this department.

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P.S. § 1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1. The name of the corporation is: Galante Hauling, Inc.

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

1076	Plowshare Road
(Number)	(Street)

Blue Bell, Pennsylvania 19422
(City) (Zip Code)

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

To engage in and do any lawful act concerning any and all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law of May 5, 1933, P. L. 364, as amended.

4. The term for which the corporation is to exist is Perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is: 100,000 shares no par common stock

6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

Name, Address (including street and number if any), Number and Class of Shares

George J. D’Ambrosio, Esq., 25 South Church Street, West Chester, PA 19382, 1 share no Par Common

IN TESTIMONY WHEREOF, the incorporation(s) has signed and sealed these Articles of Incorporation this 23rd day of September 1986

INSTRUCTION FOR COMPLETION OF FORM:

A. For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.

B. One or more corporations or natural persons of full age may incorporate a business corporation.

C. Optional provisions required or authorized by law may be added as Paragraphs 7. 8. 9 … etc.

D. The following shall accompany this form:

(1) Three copies of Form DSCB:BCL-206 (Registry Statement Domestic or Foreign Business Corporation).

(2) Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name).

(3) Any necessary governmental approvals.

E. BCL §205 (15 Pa. S. §1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

Commonwealth of Pennsylvania

Department of State

Certificate of Incorporation

Office of the Secretary of the Commonwealth

To All to Whom These Presents Shall Come, Greeting:

Whereas, Under the provisions of the Laws of the Commonwealth, the Secretary of the Commonwealth is authorized and required to issue a “Certificate of Incorporation” evidencing the incorporation of an entity.

Whereas, The stipulations and conditions of the Law have been fully complied with by Galante Hauling, Inc.

Therefore, Know Ye, That subject to the Constitution of the Commonwealth, and under the authority of the Laws thereof, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, declare and certify the creation, erection and incorporation of the above in deed and in law by the name chosen hereinbefore specified.

Such corporation shall have and enjoy and shall be subject to all the powers, duties, requirements, and restrictions, specified and enjoined in and by the applicable laws of this Commonwealth.

Pennsylvania Department of State

Corporation Bureau

Statement of Change of Registered Office (15 Pa. C.S.)

☒ Domestic Business Corporation (§ 1507)

☐ Foreign Business Corporation (§ 4144)

☐ Domestic Nonprofit Corporation (§ 5507)

☐ Foreign Nonprofit Corporation (§ 6144)

☐ Domestic Limited Partnership (§ 8506)

Name Corporation Service Company Address 2704 Commerce Drive City, State, Zip Code Harrisburg, PA 17110	W	Document will be returned to the name and address you enter to the left.

Fee: $70

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name is: Galante Hauling, Inc.

2. The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street, City, State, Zip, County

1076 Plowshare Road, Blue Bell, PA 19422, Montgomery

(b) Name of Commercial Registered Office Provider, County

c/o:

3. Complete part (a) or (b):

(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

565 Trestle Place, Downingtown, PA 19335, Chester

Number and street, City, State, Zip, County

(b) The registered office of the corporation or limited partnership shall be provided by:

c/o:

Name of Commercial Registered Office Provider, County

4. Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

Pennsylvania Department of State

Corporation Bureau

Articles of Amendment – Domestic Corporation (15 Pa. C.S.)

☒ Business Corporation (§ 1915)

☐ Nonprofit Corporation (§ 1915)

Name Arthur L. Streeter Address 195 Main Street, Suite 7 City, State, Zip Code Franklin, MA 02038	Document will be returned to the name and address you enter to the left.

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is: Galante Hauling, Inc., Please note: The name is being changed pursuant hereto.

2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street, City, State, Zip, County

(b) Name of Commercial Registered Office Provider, County

c/o Corporation Service Company, Dauphin

3. The statute by or under which it was incorporated: BCL of PA adopted 5/5/33, PL 364, as amended

4. The date of its incorporation: September 26, 1986

5. Check, and if appropriate complete, one of the following:

☒ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on                      (Date) at              (Hour)

6. Check one of the following:

☐ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☒ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:

☒ The amendment adopted by the corporation, set forth in full, is as follows

The corporation hereby changes its name to Trestle Part Carting, Inc.

☐ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:

☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Statement of Change of Registered Office (15 Pa.C.S.)

☒ Domestic Business Corporation (§ 1507)

☐ Foreign Business Corporation (§ 4144)

☐ Domestic Nonprofit Corporation (§ 5507)

☐ Foreign Nonprofit Corporation (§ 6144)

☐ Domestic Limited Partnership (§ 8506)

Corporation Service Company 273313-037 KCI	Document will be returned to the name and address you enter to the left.

Fee: $70

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name is: TRESTLE PARK CARTING, INC.

2. The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street, City, State, Zip, County

565 Trestle Place, Downingtown, PA 19335, Chester

(b) Name of Commercial Registered Office Provider, County

c/o:

3. Complete part (a) or (b):

(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

Number and Street, City, State, Zip, County

(b) The registered office of the corporation or limited partnership shall be provided by:

c/o: Corporation Service Company, Dauphin

Name of Commercial Registered Office Provider, County

4. Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☒ Statement of Change of Registered Office (15 Pa. C.S.)

☐ Domestic Business Corporation (§ 1507)

☐ Foreign Business Corporation (§ 4144)

☐ Domestic Nonprofit Corporation (§ 5507)

☐ Foreign Nonprofit Corporation (§ 6144)

☐ Domestic Limited Partnership (§ 8506)

Name CT - Counter Address	Document will be returned to the name and address you enter to the left.
City, State, Zip Code 8591751 SOPA 178

Fee: $70

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name is: Trestle Park Carting, Inc.

2. The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street, City, State, Zip, County

(b) Name of Commercial Registered Office Provider, County

c/o: CORPORATION SERVICE COMPANY, Dauphin

3. Complete part (a) or (b):

(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

Number and Street, City, State, Zip, County

(b) The registered office of the corporation or limited partnership shall be provided by:

c/o: CT Corporation System, Dauphin

Name of Commercial Registered Office Provider, County

4. Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.